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                                                                     Exhibit 3.1

         Form of Certificate of Amendment to Articles of Incorporation
                              of DSSI Corporation

             ARTICLES OF AMENDMENT -- DOMESTIC BUSINESS CORPORATION

         In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.       The name of the corporation is DSSI Corporation.

2. The name of its commercial registered office provider and the county if venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

         c/o: Prentice Hall Corporation System.

3.       The statute by or under which it was incorporated is 15 P.S. Section
         1204.

4.       The date of incorporation is March 17, 1987.

5.       The amendment shall be effective on February 20, 1998.

6. The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. Section 1914(c).

7. The amendment adopted by the corporation, set forth in full, is as follows:

         "Article One of the Articles of Incorporation is hereby amended to read as follows:

         1. The name of the corporation is Collegiate Pacific Inc."

         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 17th day of February, 1998.

                                     DSSI CORPORATION



                                     By: /s/ Patrick J. Brennan
                                         --------------------------------
                                     Title: Vice President